SUBLEASE AGREEMENT


          This Sublease Agreement (the "Sublease") is executed this 4th day of November, 1999, by and between ADMINASSISTANCE, INC., a District of Columbia corporation ("Sublessor") and GROUP LONG DISTANCE, INC. a Florida corporation ("Sublessee").

                                   WITNESSETH:

          WHEREAS, 15-PLUS HOLDING COMPANY, a California corporation, as Landlord ("Landlord") and Sublessor as Tenant executed a Lease Agreement dated June 2, 1997 (the "Lease"), with respect to certain Premises described therein (the "Premises"), a copy of which is attached hereto as Exhibit A; and

          WHEREAS, Sublessor desires to sublease the entire Premises (the "Subleased Premises") under and subject to the terms of the Lease and Sublessee desires to lease the Subleased Premises from Sublessor.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1. Lease. This Sublease is expressly made subordinate and subject to all of the terms, conditions and limitations contained in the Lease, with which Sublessee agrees to comply, to the extent applicable, except Sublessee's rental obligations shall be as set forth in this Sublease. Should Sublessor default in payment of Rent due to the Landlord under the Lease, Sublessee has the right to pay any amounts not paid by Sublessor and Landlord's consent to such payment is acceptance by Landlord as performance on the part of Sublessor, in keeping the Lease in full force and effect. Any such payment by the Sublessee shall be credited on the amounts next due from Sublessee to Sublessor under this Sublease. If any conflict between the Lease and the Sublease occurs, the provisions of the Lease shall control.

2. Term. The term of this Sublease shall be for the period from November 15, 1999, through June 30, 2000, the termination of the Lease by its terms.

3.        Rent; Default.
          --------------

         a. Sublessee shall pay for the use and occupancy of the Subleased Premises a monthly total rental in the amount of One Thousand Five Hundred Dollars ($1,500.00). Sublessee shall not be obligated to pay any Additional Rent as defined under the Lease, except for Additional Services as provided under Paragraph 5 of this Sublease. Sublessee's payments of rent under this Sublease shall be due on or before the first day of each month for the term of the Lease and Sublease, and Sublessee shall be deemed to be in default hereunder if rent is not paid by the tenth (10th) day of the month.

         b. Sublessor unconditionally assigns to Landlord any and all payments due from Sublessee to Sublessor under the Sublease (the "Rents"). Sublessor acknowledges that this assignment is present, absolute and unconditional and Landlord shall therefore have the right to collect the Rents and to apply them in payment of any sums payable by Sublessor under the Lease. However, Sublessor shall have a license to collect the Rents until the occurrence of a default by Sublessor under the Lease. If a default occurs, Sublessor's right to collect the Rents shall be suspended until the default is cured. During such period, Landlord shall have the right to collect the Rents and apply them toward Sublessor's obligations under the Lease. Landlord's acceptance of any payment from

                  Sublessee as a result of any default does not release Sublessor from liability under the terms, covenants, conditions, provisions or agreements under the Lease.

         c. Sublessee shall pay Rents to Sublessor at the Washington, D.C. address set forth in Paragraph 7 of this Sublease, below, or at such place as Sublessor may designate from time to time in writing (and such rent payments shall be delivered to Sublessor at such address by the due date therefor), unless and until Sublessee is notified by Landlord that it shall begin paying rents directly to Landlord, in which event Sublessee shall pay the Rents to Landlord at

                  --------------------------------------------------------------

         d. Sublessee shall be deemed to be in default under this Sublease in the event that Sublessee (i) fails to pay the rent due hereunder within ten (10) days after the date such rent is due, or (ii) fails to observe or perform any of the other terms hereof, and the same continues for a period often (10) days after written notice thereof from Sublessor.

         e. Upon the execution hereof, Sublessee shall pay Sublessor an amount equal to Three Thousand Dollars ($3,000.00), which amount represents One Thousand Five Hundred Dollars ($1,500.00) for the first full month's rent (the "First Installment") and One Thousand Five Hundred Dollars ($1,500.00) for the last month's rent (the "Last Installment") payable by Sublessee hereunder.

         f. Because the term hereof is expected to commence in the middle of November, 1999, Sublessor shall apply the First Installment toward the rent due for November, 1999 (a partial month), and the remainder of the First Installment toward the rent due for December, 1999, so Sublessee's rental payment for December, 1999, shall be reduced by that portion of the First Installment so applied. Sublessor will credit the Last Installment against Sublessee's rental payment for the last month of the term hereof.

4.        Termination.
          ------------

         a. If at any time prior to the expiration of the term of the Sublease, the Lease shall terminate or be terminated for any reason (or Sublessor's right to possession shall terminate without termination of the Lease), the Sublease shall simultaneously terminate. However, Sublessee agrees; at the election and upon written demand of Landlord prior to the termination of the Lease, and not otherwise, to attorn to Landlord for the remainder of the term of the Sublease, such attornment to be upon all of the terms and conditions of the Lease. The foregoing provisions shall apply notwithstanding that, as a matter of law, the Sublease may otherwise terminate upon the termination of the Lease and shall be self-operative upon such written demand of Landlord, and no further instrument shall be required to give effect to said provisions. Upon demand of Landlord, however, Sublessee agrees to execute, from time to time, documents in confirmation of the foregoing provisions satisfactory to Landlord in which Sublessee shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy. Nothing contained in this paragraph shall be construed to impair or modify any right otherwise exercisable by Landlord, whether under the Lease, any other agreement or by law.

         b. Landlord shall not (i) be liable to Sublessee for any act, omission or breach of the Sublease by Sublessor, (ii) be subject to any offsets or defenses which Sublessee might have against Sublessor, (iii) be bound by any rent or additional rent which Sublessee might have paid in advance to Sublessor, or (iv) be bound to honor any rights of

                  Sublessee in any security deposit made with Sublessor, except to the extent Sublessor has turned over such security deposit to Landlord. Sublessor hereby agrees that in the event of Lease Termination, Sublessor shall immediately pay or transfer to Landlord any security deposit, rent or other sums then held by Sublessor.

5. Additional Services. Should Landlord furnish additional services to Sublessee in addition to those provided under the Lease, Sublessor consents to Landlord billing Sublessee directly, without notice to Sublessor; provided that Sublessee must obtain Sublessor's prior written consent if Sublessee obtains such additional services from Landlord, and Sublessee shall not procure any such additional services for which the cost exceeds commercially reasonable amounts. Should Sublessee fail to pay said amounts as additional rent under the Lease, Sublessor agrees to pay such amounts to Landlord upon written demand. A failure by Sublessor to pay upon demand shall constitute a payment default under the Lease.

6. Use. Sublessee shall use the Subleased Premises for the operation of general office space and ancillary uses, and for no other purpose, without the prior written consent of Sublessor and Landlord.

7. Notice. Notices given hereunder shall be given as required under the Lease to the parties at the following addresses:

                    SUBLESSOR:               ADMINASSISTANCE, INC.
                                             c/o Hire Standard Staffing
                                             1350 Connecticut Avenue, NW
                                             Suite 1050
                                             Washington, D.C. 20036
                                             Attention: Helen Hopkins


                    SUBLESSEE:               GROUP LONG DISTANCE
                                             6600 North Andrews Avenue
                                             Suite 140
                                             Fort Lauderdale, Florida 33309
                                             Attention: Glenn Koach

8.       Indemnification.
         ----------------

         a. Sublessor and Sublessee agree to indemnify and hold Landlord harmless from and against any loss, cost, expense, damage or liability, including reasonable attorneys' fees, incurred as a result of a claim by any person or entity (i) that it is entitled to a commission, finder's fee or the like payment in connection with the Sublease or
         (ii) relating to or arising out of the Sublease or any related agreements or dealings.

         b. Sublessee agrees to indemnify Sublessor against, and hold Sublessor harmless from, any loss, cost, liability or expense (including, without limitation, reasonable attorneys' fees and related disbursements) incurred by Sublessor by reason of (i) any injuries to persons or damage to property occurring in, on or about the Subleased Premises, other than those arising from the gross negligence or willful misconduct of Sublessor, or (ii) any work or thing whatsoever done or condition created by Sublessee in, on, or about the Subleased Premises or the Building, or (iii) any act or omission of Sublessee, its agents, contractors, servants, employees, invitees or licensees, or (iv) any failure by Sublessee to perform or observe any of the covenants and obligations required of Sublessee under this Sublease. In furtherance of the foregoing, Sublessee shall not (y) do or permit to be done anything prohibited to Sublessor, as tenant under the Lease, or (z) take any action or do or permit any action which would result in any additional cost or other liability to Sublessor or Landlord under the Lease or this Sublease and that is prohibited under the Lease or this Sublease. Sublessee's obligations under this paragraph shall survive the expiration or termination of this Sublease.

                   c. Sublessor agrees to indemnify Sublessee against, and hold Sublessee harmless from, any loss, cost, liability or expense (including, without limitation, reasonable attorneys' fees and related disbursements) incurred by Sublessee by reason of (i) any injuries of persons or damage to property which occurred prior to the commencement of the term of this Sublease, on or about the Subleased Premises, other than those arising from the gross negligence or willful misconduct of Sublessee; or (ii) any work or thing whatsoever done or condition created by Sublessor in, on, or about the Subleased Premises or the Building; or (iii) any act or omission of Sublessor, its agents, contractors, servants, employees, invitees or licensees; or
          (iv) any failure by Sublessor to perform or observe any of the covenants and obligations required of Sublessee under this Sublease. In furtherance of the foregoing, Sublessor shall not (y) do or permit to be done anything prohibited to Sublessor, as tenant under the Lease, or (z) take any action or do or permit any action which would result in any additional cost or other liability to Sublessee or Landlord under the Lease or this Sublease and that is prohibited under the Lease or this Sublease. Notwithstanding anything to the contrary herein, Sublessor's agreement to indemnify Sublessee hereunder shall be subject to the waiver of subrogation endorsement more fully described in Paragraph 11, below.

9. Covenant Regarding Lease. Sublessee covenants and agrees that Sublessee shall not do anything that would constitute a default under the Lease or omit to do anything that Sublessee is obligated to do under the terms of this Sublease so as to cause a default under the Lease. Sublessor covenants and agrees that Sublessor shall not do anything that would constitute a default under the Lease or omit to do anything that Sublessor is obligated to do under the terms of this Sublease so as to cause a default under the Lease. Sublessor represents and warrants to Sublessee that the Lease is currently in good standing and all sums due under the Lease have been paid current as of November 1, 1999.

10. As Is Condition. Sublessee represents it has made a thorough examination of the Subleased Premises and it is familiar with the condition hereof. Sublessee acknowledges that it enters into this Sublease without any representations or warranties by Sublessor or the Landlord, or anyone acting or purporting to act on behalf of Sublessor or Landlord, as to the present or future condition of the Subleased Premises or the appurtenances thereto or any improvements therein, or of the Building, except as specifically set forth in this Sublease. It is further agreed that Sublessee does and will accept the Premises "AS IS" as of the date of this Sublease.

11. Insurance. Sublessee acknowledges that neither Landlord nor Sublessor will carry any insurance, in favor of Sublessee, on Sublessee's furniture, fixtures, equipment, improvements, appurtenances or other property of Sublessee in or about the Subleased Premises. Sublessee agrees to carry the insurance coverages specified in paragraph 14 of the Lease throughout the term of the Sublease, and the original policy or policies or duly executed certificates for the same, and satisfactory evidence of payment of the premium thereof, shall be delivered to Sublessor on or before the commencement date of this Sublease, and upon renewals of such policies, not less than fifteen (15) days prior to expiration of the term of any such coverage. To the extent Landlord has agreed to reduce the required insurance coverage limits for Sublessor's insurance policies, Landlord also agrees to reduce the required insurance coverage limits for Sublessee's insurance policies. The property damage, fire or extended coverage insurance policy obtained by Sublessee, and covering the Subleased Premises, or the personal property, fixtures and equipment located therein, shall contain an endorsement pursuant to which the respective insurance companies waive subrogation against Landlord and Sublessor (provided such endorsement is available), and Sublessee hereby releases Sublessor and Landlord to the limits of such insurance policies with respect to any claim which it might otherwise have against Sublessor and Landlord for loss, damage or destruction with respect to its property by fire or other casualty.

12. Notices. Sublessor shall provide to Sublessee within ten (10) business days of receipt of same, any notices received from Landlord or its agents in connection with this Lease or Sublease.

13.       Miscellaneous.
          --------------

          a. This Sublease may not be amended without the prior written consent of Landlord and Sublessor. Sublessee shall have no right to assign the Sublease or further sublet the Subleased Premises without the prior written consent of Sublessor and Landlord.

          b. If any provision of this Sublease shall be invalid or unenforceable, such provision shall be severable and such invalidity or unenforceability shall not impair the validity of any other provision of this Sublease.

          c. This Sublease may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          d. This Sublease shall be binding upon and inure to the benefit of the parties' respective successors and assigns, subject to all agreements and restrictions contained in the Lease and this Sublease with respect to sublease, assignment or other transfer. The agreements contained herein and the Lease constitute the entire understanding between the parties with respect to the subject matter hereof and supercede all prior agreements except for the Lease, written or oral, inconsistent herewith.

          e. If Landlord elects to charge such fee, Sublessor shall be responsible for paying to Landlord the transfer fee pursuant to Section 13.B(6) of the Lease in the amount of One Thousand Five Hundred Dollars ($1,500.00).

          f. In the event of any litigation between the parties hereto, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorney's fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable law.

14. Landlord's Consent. This Sublease is conditioned upon Landlord's consent to this Sublease, in the form attached hereto as Exhibit B. Sublessor shall be responsible for requesting Landlord's consent.


                      [Signatures appear on following page]

          IN WITNESS WHEREOF, the parties hereto have executed this Sublease the day and year first above written.

                                             SUBLESSOR:

                                             ADMINASSISTANCE, INC.


                                             By: /s/ Helen Hopkins, President
                                                -----------------------------

                                             By:
                                                -----------------------------


                                             SUBLESSEE:

                                             GROUP LONG DISTANCE, INC.

                                             By: /s/ Glenn Koach
                                                -----------------------------

                                             By: President
                                                -----------------------------